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Exhibit 3.67

[QUÉBEC LOGO]
L'Inspecteur général des institutions financières	Form 1 ARTICLES OF INCORPORATION Companies Act Part 1A

1	Corporate name or number
2851-5351 QUBEC INC.

2	Judicial district of Qubec where the company has its head office	3	Exact number or maximum and minimum no. of directors	4	Effective date if later than filing date
Joliette		Minimum: 1 Maximum: 10		—

5	Description of share capital
The attached Schedule 1 forms an integral part of this form.

6	Restrictions on share transfers, if any
The attached Schedule 2 forms an integral part of this form.

7	Limitations on its activities, if any
N/A

8	Other provisions
The attached Schedule 3 forms an integral part of this form.

9	Founders
Surname and first name	Address including postal code (if a corporation, indicate the head office and statute of incorporation)	Profession	Signature of each founder (if a corporation, signature of authorized person)
Gagnon, Robert	37 Place Bourget S. Suite 301 Joliette (QC) J6E 5G1	Notary	(sgd)

If insufficient space, attach a schedule

Reserved for administration			2851-5351
Government of Québec Filed February 20, 1991
Inspector General of Financial Institutions
[GRAPHIC] DAB MULTIMEDIA

SCHEDULE 1
TO THE ARTICLES OF INCORPORATION
OF "2851-5351 QUÉBEC INC."

Description of share capital

1.0   GENERAL PROVISIONS

        The following provisions shall apply to all classes of shares described below, namely:

PRIORITY REDEMPTION

1.1
At no time shall a dividend be declared on any class of shares of the share capital of the Company if the payment of the dividend would result in a reduction of the assets of the Company to the point where it would be unable to redeem Class "B" to "E" shares then issued, on the conditions mentioned herein.

DISCRETIONARY DIVIDEND

1.2
Holders of shares shall be entitled to receive separately, at the discretion of the Board of Directors, unless otherwise provided hereinafter, dividends relating to the class of shares held by them, without any obligation for the Board of Directors to declare dividends at the same time on all the other classes.

A.-Class "A" Shares (Common Shares)

  A.1)    Number:

        The Company is authorized to issue an unlimited number of shares of this class.

  A.2)    Par Value:

        Each share of this class shall be without par value.

  A.3)    Right to Vote:

        Each share of this class shall entitle the holder thereof to receive notices, attend and vote at all meetings of the shareholders of the Company, except those where only the holders of another class or series of shares are entitled to vote, and shall carry one vote per share.

  A.4)    Dividends:

        Subject to Section 123.70 of the Companies Act and subject to the rights and privileges attaching to the other classes of shares and the provisions set forth herein for the other classes of shares and subject to declaration by the directors and the terms of such declaration, each share of this class shall entitle the holder thereof to receive any dividends declared by the Company.

  A.5)    Residual Rights:

        Each share of this class shall entitle the holder thereof to share in the remaining property upon the liquidation of the Company.

B.-Class "B" Shares (Controlling Voting Shares)

  B.1)    Number:

        The Company is authorized to issue an unlimited number of shares of this class.

  B.2)    Par Value:

        Each share of this class shall be without par value.

  B.3)    Right to Vote:

        Each share of this class shall entitle its holder to receive notices, attend and vote at all meetings of the shareholders of the Company, except those where only the holders of another class or series of shares are entitled to vote, and shall carry one vote per share. However, each share shall cease to confer the said right to vote either immediately prior to the death of its first holder or immediately prior to its first transfer, whichever event occurs first.

  B.4)    Dividends:

        Subject to Section 123.70 of the Companies Act and subject to declaration by the directors and the terms of such declaration, each share of this class shall entitle the holder thereof to receive a maximum monthly dividend of 1.25% of the paid-up capital for each one-month period that has elapsed since the share was issued.

        Such dividend shall be non-preferential and non-cumulative.

  B.5)    Additional Participation:

        The shares of this class shall not confer on the holder thereof any other rights to participate in the profits of the Company.

  B.6)    Redemption at the Option of the Holder:

        Subject to Section 123.54 of the Companies Act, any holder of shares of this class may require that the Company redeem, within thirty (30) days following written request therefor, all or part of the shares of this class that he holds. The redemption price for each share shall be equal to the paid-up capital for such share, plus any dividends declared on such share and unpaid on the date of redemption.

        Upon surrender by the holder of the certificates representing the shares to be redeemed, the Company shall cancel them and pay the redemption price to the holder. If only a portion of the shares of this class held by such holder are to be redeemed, the Company shall, without charge, issue a new certificate representing the remaining shares of this class which are not to be redeemed.

        Following the redemption, the Company shall reduce the issued and paid-up capital account of this class, in accordance with Section 123.51 of the Companies Act. For the purposes of this paragraph, the redemption shall be deemed perfected by the surrender and cancellation of the certificates representing the shares being redeemed.

  B.7)    Return of Capital:

        In the event of the dissolution, liquidation or other full or partial distribution of the assets of the Company, each share of this class shall entitled the holder thereof to a reimbursement out of the remaining property of the Company and in priority to the holders of all other classes of shares in an amount equal to the redemption price determined above in paragraph B.6) and no assets or monies of the Company shall be distributed to the holders of any other classes of shares before all the holders of the shares of this class have been reimbursed as described above.

C.-Class "C" Shares (Non-Voting Rollover Shares)

  C.1)    Number:

        The Company is authorized to issue an unlimited number of shares of this class.

  C.2)    Par Value:

        Each share of this class shall be without par value.

  C.3)    Right to Vote:

        Subject to the provisions of the Companies Act, shares of this class shall not confer on the holder thereof the right to vote at meetings of shareholders, nor to attend same or receive notices thereof.

  C.4)    Dividends:

        Subject to Section 123.70 of the Companies Act and subject to declaration by the directors and the terms of such declaration, each share of this class shall confer on the holder thereof the right to receive a maximum monthly dividend of 1.25% of the paid-up capital, which shall apply to each one-month period that has elapsed since the share was issued.

        Such dividend shall be non-preferential and non-cumulative.

  C.5)    Additional Participation:

        The shares of this class shall not confer on the holder thereof any other rights to participate in the profits of the Company.

  C.6)    Redemption at the Option of the Holder:

        Subject to Section 123.54 of the Companies Act, any holder of shares of this class may require that the Company redeem, within thirty (30) days following written request therefor, all or part of the shares of this class that he holds. The redemption price for each share shall be equal to his proportionate share of the difference between the fair market value established by the holder and the Company, at the time such share was issued, of any property received by the Company as consideration for the said shares, and all portions of such fair market value paid by the Company otherwise than by the issuance of such shares, plus any dividends declared and/or accrued on such share but unpaid on the date of redemption.

        In the event that a tax assessment is issued by an authority having jurisdiction on the basis that the fair market value of any such property was different from that described above, the said price shall be increased or reduced accordingly, subject, however, to any final determination thereof by the courts following contestation of the assessment. For the purposes of the foregoing, the word "property" shall mean property of any nature, movable or immovable, tangible or intangible, and shall include, without limiting the generality of the foregoing,

  i)
  rights of any nature whatsoever, shares or units;

  ii)
  cash;

but shall exclude promissory notes and undertakings to pay.

        If the final determination mentioned above is made subsequent to the redemption of one or more shares, the holder of any such shares so redeemed shall be obligated to pay, and shall on demand pay to the Company, with interest at the rate established in section 28 of An Act respecting the ministère du Revenu over the relevant period, the amount by which, if any, the redemption price that was paid to him exceeds the redemption price that should have been paid to him, taking into account such final determination. If the redemption price paid is less than that which should have been paid, taking into account the said final determination, the Company shall pay the difference to such shareholder, with interest at the rate mentioned above.

        Upon surrender by the holder of the certificates representing the shares to be redeemed, the Company shall cancel them and pay the redemption price to the holder. If only a portion of the shares of this class held by such holder are to be redeemed, the Company shall, without charge, issue a new certificate representing the remaining shares of this class which are not to be redeemed.

        Following the redemption, the Company shall reduce the issued and paid-up capital account for this class, in accordance with Section 123.51 of the Companies Act. For the purposes of this paragraph, the redemption shall be deemed perfected by the surrender and cancellation of the certificates representing the shares being redeemed.

  C.7)    Return of Capital:

        In the event of the dissolution, liquidation or other full or partial distribution of the assets of the Company, each share of this class shall entitle the holder thereof to receive a reimbursement out of the remaining property of the Company and in priority to the holders of Class "A", "D" and "E" shares in an amount equal to the redemption price determined above in paragraph C.6) and no assets or monies of the Company shall be distributed to the holders of Class "A", "D" and "E" shares before all the holders of the shares of this class have been reimbursed as described above.

D.-Class "D" Shares (Voting Rollover Shares)

  D.1)    Number:

        The Company is authorized to issue an unlimited number of shares of this class.

  D.2)    Par Value:

        Each share of this class shall be without par value.

  D.3)    Right to Vote:

        Each share of this class shall entitle its holder to receive notices, attend and vote at all meetings of the shareholders of the Company, except those where only the holders of another class or series of shares are entitled to vote, and shall carry one vote per share.

  D.4)    Dividends:

        Subject to Section 123.70 of the Companies Act and subject to declaration by the directors and the terms of such declaration, each share of this class shall entitle the holder thereof to receive a maximum monthly dividend of 1.25% of the paid-up capital, which shall apply to each one-month period that has elapsed since the share was issued.

        Such dividend shall be non-preferential and non-cumulative.

  D.5)    Additional Participation:

        The shares of this class shall not confer on the holder thereof any other rights to participate in the profits of the Company.

  D.6)    Redemption at the Option of the Holder:

        Subject to Section 123.54 of the Companies Act, any holder of shares of this class may require that the Company redeem, within thirty (30) days following written request therefor, all or part of the shares of this class that he holds. The redemption price for each share shall be equal to his proportionate share of the difference between the fair market value established by the holder and the Company, at the time such share was issued, of any property received by the Company as consideration for the said shares, and all portions of such fair market value paid by the Company otherwise than by the issuance of such shares, plus any dividends declared and/or accrued on such share but unpaid on the date of redemption.

        In the event that a tax assessment is issued by an authority having jurisdiction on the basis that the fair market value of any such property was different from that related above, the said price shall be increased or reduced accordingly, subject, however, to any final determination thereof by the courts following contestation of the assessment. For the purposes of the foregoing, the word "property" shall mean property of any nature, movable or immovable, tangible or intangible and shall include, without limiting the generality of the foregoing,

  i)
  rights of any nature whatsoever, shares or units;

  ii)
  cash;

but shall exclude promissory notes and undertakings to pay.

        If the final determination mentioned above is made subsequent to the redemption of one or more shares, the holder of any such shares so redeemed shall be obligated to pay, and shall on demand pay to the Company, with interest at the rate established in section 28 of An Act respecting the ministère du Revenu over the relevant period, the amount by which, if any, the redemption price that was paid to him exceeds the redemption price that should have been paid to him, taking into account such final determination. If the redemption price paid is less than that which should have been paid, taking into account the said final determination, the Company shall pay the difference to such shareholder, with interest at the rate mentioned above.

        Upon surrender by the holder of the certificates representing the shares being redeemed, the Company shall cancel them and pay the redemption price to the holder. If only a portion of the shares of this class held by such holder are to be redeemed, the Company shall, without charge, issue a new certificate representing the remaining shares of this class not redeemed.

        For the purposes of this paragraph, the redemption shall be deemed perfected by the surrender and cancellation of the certificates representing the shares being redeemed.

  D.7)    Return of Capital:

        In the event of the dissolution, liquidation or other full or partial distribution of the assets of the Company, each share of this class shall confer on the holder thereof the right to reimbursement out of the remaining property of the assets of the Company and in priority to the holders of Class "A" and "E" shares in an amount equal to the redemption price determined above in paragraph D.6) and no assets or monies of the Company may be distributed to the holders of Class "A" and "E" shares before all the holders of the shares of this class have been reimbursed as described above.

E.-Class "E" Shares (Financing Shares)

  E.1)    Number:

        The Company is authorized to issue an unlimited number of shares of this class.

  E.2)    Par Value:

        Each share of this class shall be without par value.

  E.3)    Right to Vote:

        Subject to the provisions of the Companies Act, shares of this class shall not entitle their holders to vote at meetings of shareholders, nor to attend same or receive notices thereof.

  E.4)    Dividends:

        Subject to Section 123.70 of the Companies Act and subject to declaration by the directors and the terms of such declaration, each share of this class shall confer on the holder thereof the right to receive a maximum monthly dividend of 1.25% of the paid-up capital, which shall apply to each one-month period that has elapsed since the share was issued.

        Such dividend shall be non-preferential and non-cumulative.

  E.5)    Additional Participation:

        The shares of this class shall not confer on the holder thereof any other rights to participate in the profits of the Company.

  E.6)    Redemption at the Option of the Company:

        Subject to Section 123.53 of the Companies Act and the procedures provided for hereinafter, the Company may, at its option, redeem all or part of the shares of this class then issued. The redemption price for each share shall be equal to the paid-up capital for such share, plus any dividends declared and/or accrued on such share but unpaid on the date of redemption.

        If only a portion of the said shares then issued are to be redeemed, such shares shall be selected on a pro rata basis according to the number of shares held by each holder of this class, excluding fractional shares.

        If the Company intends to redeem shares, it shall, at least thirty (30) days prior to the date of such redemption, give written notice of its intention to every holder of shares to be redeemed who is registered in the books of the Company on the day the notice is sent. Such notice shall be sent by registered or certified mail to every holder of shares to be redeemed so registered, at his last address appearing in the books of the Company.

        Any accidental or involuntary omission to give such notice to one or more of the said holders shall in no way affect the validity of the redemption as regards the other holders who received it. The notice shall set forth the redemption price per share, the date of the redemption and, if only a portion of the issued shares are to be redeemed, the number of shares being redeemed. The notice shall also indicate to the holder the date and place as well as the procedure for the surrender of the certificates representing the shares to be redeemed and for the payment of the redemption price.

        In accordance with the procedure established in the redemption notice, upon surrender by the holder of the certificates representing the shares to be redeemed, the Company shall pay the redemption price to the holder. As soon as the certificates for the shares to be redeemed are surrendered, the Company shall cancel them; if only a portion of the shares then issued are to be redeemed, the Company shall, without charge, issue each holder a new certificate representing the remaining shares of this class which are not to be redeemed. As of the redemption date mentioned in the notice and, upon surrender of the share certificates in accordance with the provisions of the redemption notice, the effect of all rights attaching to the shares redeemed shall cease, unless the Company fails to pay the redemption price, in which case all of the rights attaching to such shares shall remain unimpaired.

        In the event the holders of the shares to be redeemed fail to surrender their share certificates on the date and at the place indicated in the redemption notice, the Company shall be authorized to deposit the redemption price for such shares with a bank or financial institution located in Canada and designated for such purpose by the directors in an account specifically dedicated for such purpose. The sums deposited shall be payable to each holder of shares, in accordance with their respective entitlement, upon surrender to the bank or financial institution of the certificates representing the shares to be redeemed. Such holders shall not be entitled to receive any interest on the redemption price claimed and any interest earned on the said price, as a result of such failure, shall belong to the Company.

        Following the redemption, the Company shall cancel the shares so redeemed and reduce the issued and paid-up capital account for this class, in accordance with Section 123.51 of the Companies Act. For the purposes of this paragraph, the redemption shall be deemed perfected by the surrender and cancellation of the certificates representing the shares being redeemed.

  E.7)    Return of Capital:

        In the event of the dissolution, liquidation or other full or partial distribution of the assets of the Company, each share of this class shall entitle the holder thereof to a reimbursement out of the remaining property of the Company and in priority to the holders of Class "A" shares in an amount equal to the redemption price determined above in paragraph E.6) and no assets or monies of the Company may be distributed to the holders of Class "A" shares before all the holders of the shares of this class have been reimbursed as described above.

Restrictions on Transfers of Shares:

        All transfers of the shares issued by the Company shall be subject to the approval of the directors or shareholders, which approval shall be evidenced by a resolution. Such approval may however be issued after the registration of the transfer in the books of the Company, in which instance the transfer shall become effective retroactively to the date of its registration.

Other Provisions:

        1)    Private Companies

          A)   Any public offerings to subscribe for securities issued by the Company are prohibited.

          B)    The number of shareholders of the Company, not including its employees or former employees, is limited to fifty (50).

        2)    Borrowing Powers

        The directors may, if they deem it appropriate:

  2.1
  Borrow money on the credit of the Company;

  2.2
  Issue debentures or other securities of the Company and grant security on them or sell them for such price and sum as are deemed appropriate;

  2.3
  Notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the movable and immovable property, present and future, of the Company to guarantee the payment of such debentures or other securities, or give only partial security for the same purposes; and grant the above-mentioned hypothec, mortgage or pledge pursuant to a trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (Chapter P-16) or in any other manner;

  2.4
  Hypothecate or mortgage the immovables or pledge or otherwise charge the movable property of the Company or grant these various types of security to guarantee the payment of borrowings made otherwise than by the issuance of debentures, as well as the payment or performance of the other debts, contracts and undertakings of the Company.

        3)    Preemptive Right

        No share of a class may be issued unless it has been previously offered, as hereinafter provided, to the shareholders holding shares of this class, and they shall have a preemptive right to acquire the shares offered on a pro rata basis according to the number of shares of such class held by them, at the price and terms upon which such shares are offered to others.

        Such offers shall be sent by registered or certified mail to each holder of the shares mentioned above at his last address appearing in the books of the Company. The offer shall set forth the consideration payable for the issuance of each new share and the number of shares for which the holder may subscribe; it shall be open for acceptance for a period of no less than thirty (30) days from the date it is received, which for the purposes hereof shall be deemed to be three (3) days after the date the notice is sent. Holders wishing to exercise their preemptive right shall, within the above-mentioned acceptance period, send a written notice of their acceptance of the offer to the head office of the Company, by registered or certified mail, specifying the number of shares for which they will subscribe. If a holder fails to send the company his written notice of acceptance within the acceptance period, the offer shall be deemed to have been declined.

        Upon receipt of a notice of refusal from a holder or if the offer is, in accordance with the foregoing, deemed to have been declined, within one hundred and twenty (120) days following such express or deemed refusal, the Company may issue the shares so refused to anyone at the price and on the terms offered to the party who so declined. Upon the expiry of such period of one hundred and twenty (120) days, the Company shall, before issuing the shares remaining unissued, offer them again to the holders of shares of this class then registered in the books of the Company according to the foregoing procedure. Any holder of shares of the Company may, in writing, waive his preemptive right, including in the subscription offer mentioned herein; such waiver may be given at any time, including following a new share issue. The holders of shares shall not have any other rights than those set forth above in respect of any new issuance of shares or securities of the Company.

        4)    Issuance of Shares in Series

        The directors of the Company shall be authorized to issue shares of the share capital of the Company, regardless of class, in one or more series and to establish, in accordance with the following provisions, the number and designation of each series.

        Prior to each issuance of a series of shares, the directors shall determine the rights, privileges, conditions and restrictions attaching to such series.

        5)    Veto Right of Shareholders

        The Company may not, without the consent of the shareholders granted by seventy-five percent (75%) of the votes cast by the shareholders affected by the amendment, including those who are not otherwise entitled to vote, amend or otherwise affect the rights of such shareholders as determined in the Company's articles.

        6)    Purchase of Shares of Other Companies

        The Company may use all or part of its funds to purchase shares of other companies, and sell them or otherwise dispose of them. This power shall be exercisable by the directors of the Company by simple resolution.

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  Exhibit 3.67
  SCHEDULE 1 TO THE ARTICLES OF INCORPORATION OF "2851-5351 QUÉBEC INC."